UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

417 Lackawanna Avenue Scranton, Pennsylvania (Address of principal executive offices)	18503-2013 (Zip Code)

Registrant's telephone number, including area code: (570) 614-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On August 12, 2005, Southern Union Company (Southern Union or the Company) issued a press release announcing that it has declared a 5% common stock dividend payable September 1, 2005, to shareholders of record on August 22, 2005. The Company is furnishing the press release attached as Exhibit 99.1, pursuant to Item 8.01 of Form 8-K. The information presented herein under Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 8.01. Other Events.

On August 15, 2005, Southern Union Company (Southern Union or the Company) issued a press release announcing the appointment of Michael German, 55, to senior vice president, utility operations, effective Monday, August 15, 2005. The Company is furnishing the press release attached as Exhibit 99.2, pursuant to Item 8.01 of Form 8-K. The information presented herein under Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

        Exhibit No.                      Exhibit
99.1	Press Release issued by Southern Union Company dated August 12, 2005.
99.2	Press Release issued by Southern Union Company dated August 15, 2005.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)

Date: August 18, 2005	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                         Description

99.1	Press Release issued by Southern Union Company dated August 12, 2005.
99.2	Press Release issued by Southern Union Company dated August 15, 2005.